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                                                                   EXHIBIT 10.53


DRAWN BY AND RETURN TO:
MOORE & VAN ALLEN, PLLC (JWG)
NATIONSBANK CORPORATE CENTER
100 NORTH TRYON STREET, 47TH FLOOR
CHARLOTTE, NORTH CAROLINA  28202-4003

COMMONWEALTH OF PENNSYLVANIA                     THIS IS A FIRST AMENDMENT TO AN
                                                 OPEN-END MORTGAGE SECURING
                                                 FUTURE ADVANCES UP TO A MAXIMUM
                                                 PRINCIPAL AMOUNT OF
COUNTY OF LANCASTER                              $70,000,000 MILLION PLUS
                                                 ACCRUED INTEREST AND OTHER
                                                 INDEBTEDNESS AS DESCRIBED
EAST HEMPFIELD TOWNSHIP                          IN 42 PA C.S.A. SECTION 8143
                                                 OPEN-ENDED MORTGAGE AND
                                                 SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO OPEN-END MORTGAGE AND SECURITY AGREEMENT (the "First Amendment") dated as of November 5, 1999, is by and between

         HERR MANUFACTURING COMPANY, a Pennsylvania corporation (the "Grantor"); and

         FIRST UNION NATIONAL BANK, a national banking association headquartered in Charlotte, North Carolina, in its capacity as Administrative Agent (in such capacity, the "Agent") for the lenders from time to time party to the Amended and Restated Credit Agreement described herein (the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Grantor, a wholly owned subsidiary of the Borrower (hereinafter defined), has previously executed a Mortgage and Security Agreement dated as of the 18th day of May, 1999 in favor of the Agent, as Mortgagee, recorded with the Recorder of Deeds, Lancaster County, Pennsylvania in Book 6236, Page 0006 on May 26, 1999 (the "Mortgage"), in connection with loans and extensions of credit to Sleepmaster, L.L.C., a New Jersey limited liability company (the "Borrower") pursuant to the terms of the Credit Agreement, as referenced and defined in the Mortgage;

         WHEREAS, the Mortgage encumbered the land described on Exhibit A attached hereto and made a part hereof;

         WHEREAS, the parties to the Credit Agreement have agreed to enter into the Restated Credit Agreement (hereinafter defined) pursuant to which the credit facilities extended to the Borrower will be increased to an amount up to $70,000,000.00 (collectively, the "Credit Facilities").
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         WHEREAS, the Grantor and the Agent have agreed to amend the Mortgage as set forth herein and all defined terms used herein but not defined herein shall have the meaning given to them in the Mortgage.

                                   AGREEMENT:

         NOW, THEREFORE IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Indebtedness. (a) The reference in the first recital of the Mortgage to $25,000,000 shall hereinafter be a reference to $70,000,000.

         (b) Subparagraph (a) of Section 1.1 of the Mortgage is hereby amended and restated in its entirety as follows:

         "(a) The Agent and the Lenders have agreed to establish a $70,000,000 senior secured credit facility (hereinafter the loans and extensions of credit thereunder may be called the "Obligations") in favor of the Sleepmaster L.L.C., a New Jersey limited liability company (the "Borrower") pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, Sleepmaster Holdings, L.L.C., as the Parent, the domestic subsidiaries of the Borrower (including the Grantor) (individually a "Guarantor" and collectively with the Grantor, the "Guarantors"), the Agent and the Lenders (as amended, modified, extended, renewed or replaced from time to time, the "Restated Credit Agreement") and as evidenced by (i) those revolving credit promissory notes of the Borrower, under which sums may be advanced, paid back or readvanced (as referenced and defined in the Restated Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes"), (ii) those term promissory notes of the Borrower (as referenced and defined in the Restated Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Term Notes") and (iii) those letters of credit for the account of the Borrower or any other Credit Party (as referenced in the Restated Credit Agreement, the "Letters of Credit"). The Revolving Notes and the Term Notes shall hereinafter collectively be called the "Notes." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Restated Credit Agreement. This Mortgage is given to secure the payment by the Borrower and the Grantor under any Hedging Agreements (as defined in the Restated Credit Agreement) and of all indebtedness and other obligations now or hereafter owing under the Notes, the Letters of Credit, the Restated Credit Agreement, this Mortgage and the other Credit Documents (collectively, the "Indebtedness")."

         SECTION 2. Ratification. Except as hereby modified, the terms and conditions of the Mortgage (and Exhibits) remain in full force and effect. The parties, by their execution hereof, hereby ratify, affirm and approve the Mortgage (and Exhibits) as modified by this First Amendment.

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         SECTION 3. Governing Law. This First Amendment shall be governed by and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment under seal as of the above written date.

                                       HERR MANUFACTURING COMPANY

                                       By:
                                       Name:
                                       Title:


I certify that the address of the within Lenders is:

c/o First Union National Bank
One First Union Center, TW10
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services



On behalf of the within Lenders

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STATE OF NORTH CAROLINA:
                                                              :
COUNTY OF MECKLENBURG:


         ON THIS, the 4th day of November, 1999, before me, a Notary Public in and for the said State, the undersigned officer, personally appeared James Koscica, who acknowledged himself to be the Executive Vice President of Herr Manufacturing Company, and that he as such officer, being authorized to so do, executed the within instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ------------------------------------
                                                      Notary Public


My Commission Expires:
February 17, 2004

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                                    Exhibit A

                               (Legal Description)